UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2006

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 18, 2006, Auxilium Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it plans to reallocate resources to its lead development project, AA4500, after discontinuing the development of the current formulation of TestoFilm™, its testosterone replacement transmucosal film product candidate for the treatment of hypogonadism. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On October 18, 2006, Auxilium Pharmaceuticals, Inc. (the “Company”) announced that it has decided to discontinue the development of the current formulation of TestoFilm™, its testosterone replacement transmucosal film product candidate for the treatment of hypogonadism. As previously disclosed, the Company has been conducting a Phase III comparative study in the U.S. and a Phase III safety study in Europe.

The Company stated that based on a recent evaluation of the current formulation of TestoFilm, it had determined that the current formulation would not meet certain critical aspects of the target product profile and as a result, would not be commercially viable. The Company reported that there were no safety related issues with the preliminary findings from the Phase III trials that prompted discontinuation of the development of the current formulation of TestoFilm.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release, dated October 18, 2006, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: October 18, 2006	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press release, dated October 18, 2006, issued by Auxilium Pharmaceuticals, Inc.